Exhibit 3.2
-----------
                             AMENDED AND RESTATED

                                   BYLAWS OF



                          ACT TELECONFERENCING, INC.




                             Amended May 22, 2001

                               TABLE OF CONTENTS

                                                                        Page
ARTICLE 1 OFFICES.....................................................   1

1.1  Principal and Other Offices......................................   1
1.2  Registered Office................................................   1

ARTICLE 2 SHAREHOLDERS................................................   1

2.1  Annual Shareholders Meeting......................................   1
2.2  Special Shareholders Meeting.....................................   1
2.3  Record Date for Determination of Shareholders....................   1
2.4  Voting List......................................................   2
2.5  Notice to Shareholders...........................................   2
2.6  Election of Directors; Vacancies.................................   4
     (i)  Annual Meeting..............................................   4
     (ii) Special Meeting.............................................   5
2.7  Shareholder Proposals............................................   6
     (i)  Annual Meeting..............................................   6
     (ii) Special Meeting.............................................   6
2.8  Public Announcement..............................................   7
2.9  Quorum...........................................................   7
2.10 Voting Entitlement of Shares.....................................   8
2.11 Proxies; Acceptance of Votes and Consents........................   8
2.12 Waiver of Notice.................................................   8
2.13 Meetings by Telecommunications...................................   8

ARTICLE 3 DIRECTORS...................................................   9

3.1  Authority of the board of directors..............................   9
3.2  Number...........................................................   9
3.3  Qualification....................................................   9
3.4  Election.........................................................   9
3.5  Term.............................................................   9

3.6  Resignation......................................................   9
3.7  Removal..........................................................   9
3.8  Vacancies........................................................   9
3.9  Meetings.........................................................  10
3.10 Notice of Special Meeting........................................  10
3.11 Quorum...........................................................  10
3.12 Waiver of Notice.................................................  11
3.13 Attendance by Telecommunications.................................  11
3.14 Deemed Assent to Action..........................................  11
3.15 Action by Directors Without A Meeting............................  12

ARTICLE 4 COMMITTEES OF THE BOARD OF DIRECTORS........................  12

4.1  Committees of the board of directors.............................  12

ARTICLE 5 OFFICERS....................................................  13

5.1  General..........................................................  13
5.2  Term.............................................................  13
5.3  Removal and Resignation..........................................  13
5.4  Chief Executive Officer; President...............................  14
5.5  Vice president...................................................  14
5.6  Secretary........................................................  14
5.7  Assistant Secretary..............................................  15
5.8  Treasurer........................................................  15
5.9  Assistant Treasurer..............................................  15
5.10 Compensation.....................................................  15

ARTICLE 6 INDEMNIFICATION.............................................  15

6.1  Definitions......................................................  15
6.2  Authority to Indemnify Directors.................................  16
6.3  Mandatory Indemnification of Directors...........................  17

6.4  Advance of Expenses to Directors.................................  17
6.5  Court-Ordered Indemnification of Directors.......................  18
6.6  Determination and Authorization of Indemnification of Directors..  18
6.7  Indemnification of Officers, Employees, Fiduciaries, and Agents..  19
6.8  Insurance........................................................  20
6.9  Notice to Shareholders of Indemnification of Director............  20

ARTICLE 7 SHARES......................................................  20

7.1  Certificates.....................................................  20
7.2  Facsimile Signatures.............................................  21
7.3  Transfers of Shares..............................................  21
7.4  Shares Held for Account of Another...............................  21

ARTICLE 8 MISCELLANEOUS...............................................  22

8.1  Corporate Seal...................................................  22
8.2  Fiscal Year......................................................  22
8.3  Receipt of Notices by the Corporation............................  22
8.4  Amendment of Bylaws..............................................  22

                        AMENDED AND RESTATED BYLAWS OF

                          ACT TELECONFERENCING, INC.

                             Amended May 22, 2001


Article 1
Offices

1.1 Principal and Other Offices. The principal office of ACT Teleconferencing, Inc. (the "Corporation") shall be at 1658 Cole Boulevard, Suite 130, Golden, Colorado 80401. The Corporation may also have offices at such other places as the board of directors may, from time to time, appoint or the business of the Corporation requires.

1.2 Registered Office. The registered office shall be as designated by the Corporation with the Secretary of State.

Article 2
Shareholders

2.1 Annual Shareholders Meeting. The annual shareholders meeting shall be held on the date and at the time and place fixed from time to time by the board of directors.

2.2 Special Shareholders Meeting. For the purposes of these Amended and Restated Bylaws ("Bylaws"), and except for meetings ordered by a court pursuant to the Colorado Business Corporation Act, all shareholders meetings which are not annual meetings shall be deemed special meetings. A special shareholdersmeeting for any purpose or purposes may be called by the board of directors or the chief executive officer. The Corporation shall also hold a special shareholders meeting in the event it receives, in the manner specified in Section 8.3, one or more written demands to hold a special shareholders meeting, stating the purpose or purposes for which it is to be held, signed and dated by the holders of shares representing not less than one-tenth of all of the votes entitled to be cast on any issue at the meeting. If the purposes of a special shareholders meeting include consideration of shareholder proposals or the election of directors, such written demands shall satisfy the requirements of Sections 2.6 and 2.7 of these Bylaws.Special meetings shall be held at the principal office of the Corporation or at such other place as the board of directors or the chief executive officer may determine.

2.3  Record Date for Determination of Shareholders.

(a)   In order to make a determination of shareholders:

(i) entitled to notice of or to vote at any shareholders meeting or at any adjournment of a shareholders meeting;

(ii)  entitled to demand a special shareholders meeting;

(iii) entitled to take any other action;

(iv)  entitled to receive payment of a share dividend or a distribution; or

(v)   for any other purpose,

the board of directors may fix a future date as the record date for such determination of shareholders. The record date may be fixed not more than seventy days before the date of the proposed action.

(b) Unless otherwise specified when the record date is fixed, the time of day for determination of shareholders shall be as of the Corporation's close of business on the record date.

(c) A determination of shareholders entitled to be given notice of or to vote at a shareholders meeting is effective for any adjournment of the meeting unless the board of directors fixes a new record date, which the board shall do if the meeting is adjourned to a date more than one hundred twenty days after the date fixed for the original meeting.

(d) If no record date is otherwise fixed, the record date for determining shareholders entitled to be given notice of and to vote at an annual or special shareholders meeting is the day before the first notice is given to shareholders.

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

2.4  Voting List.

(a) After a record date is fixed for a shareholders meeting, the secretary shall prepare a list of the names of all its shareholders who are entitled to be given notice of the meeting. The list shall be arranged by voting groups and within each voting group by class or series of shares, shall be alphabetical within each class or series, and shall show the address of, and the number of shares of each such class and series that are held by, each shareholder.

(b) The shareholders list shall be available for inspection by any shareholder, beginning the earlier of ten days before the meeting for which the list was prepared or two business days after notice of the meeting is given and continuing through the meeting, and any adjournment thereof, at the Corporation's principal office or at a place identified in the notice of the meeting in the city where the meeting will be held.

(c) The secretary shall make the shareholders list available at the meeting, and any shareholder or agent or attorney of a shareholder is entitled to inspect the list at any time during the meeting or any adjournment.

2.5  Notice to Shareholders.

(a) The secretary shall give notice to shareholders of the date, time, and place of each annual and special shareholders meeting no fewer than ten nor more than sixty days before the date of the meeting; except that, if the articles of incorporation are to be amended to increase the number of authorized shares, at least thirty days' notice shall be given. Except as otherwise required by the Colorado Business Corporation Act, the secretary shall be required to give such notice only to shareholders entitled to vote at the meeting.

(b) Notice given by the Corporation of an annual shareholders meeting need not include a description of the purpose or purposes for which the meeting is called unless a purpose of the meeting is to consider an amendment to the articles of incorporation, a restatement of the articles of incorporation, a plan of merger or share exchange, disposition of substantially all of the property of the Corporation, consent by the Corporation to the disposition of property by another entity, dissolution of the Corporation, or other purpose for which the Colorado Business Corporation Act requires that a description be included. Such notice shall describe only:

(i)  such business as is designated by the board of directors;

(ii) the election of persons as directors who have been nominated by the board or who, pursuant to Section 2.6, have been nominated by shareholders; or

(iii)  business which is designated in a shareholder proposal that complies with
Section 2.7.

(c) Notice given by the Corporation of a special shareholders meeting shall include a description of the purpose or purposes for which the meeting is called. If the purposes of the special meeting include the election of a director or the consideration of a shareholder proposal, compliance with Sections 2.6 and/or 2.7, as applicable, is a condition that must be satisfied before the Corporation may give such notice.

(d)  Notice of a shareholders meeting shall be in writing and shall be given

(i) by deposit in the United States mail, properly addressed to the shareholder's address shown in the Corporation's current record of shareholders, first class postage prepaid, and, if so given, shall be effective when mailed; or

(ii) by telegraph, teletype, electronically transmitted facsimile, electronic mail, private carrier, or personal delivery, and, if so given, shall be effective when actually received by the shareholder.

(e) If an annual or special shareholders meeting is adjourned to a different date, time, or place, notice need not be given of the new date, time, or place if the new date, time, or place is announced at the meeting before adjournment; provided, however, that, if a new record date for the adjourned meeting is fixed pursuant to Section 2.3(c), notice of the adjourned meeting shall be given to persons who are shareholders as of the new record date.

(f) If three successive notices are given by the Corporation, whether with respect to a shareholders meeting or otherwise, to a shareholder and are returned as undeliverable, no further notices to such shareholder shall be necessary until another address for the shareholder is made known to the Corporation.

2.6 Election of Directors; Vacancies. The Corporation shall elect directors at the annual meeting of shareholders, in accordance with Section 7-108-103(3) of the Colorado Business Corporation Act and this Section 2.6. In accordance with
Section 7-108-110 of the Act, vacancies may be filled by the shareholders or by the board of directors. An election may be held for such purpose at either an annual or special meeting of shareholders provided that nominations comply with the requirements of this Section 2.6 and all other applicable provisions of these Bylaws.

(a) Directors shall be eighteen (18) years of age or older on the first day of their term. Directors need not be shareholders of the Corporation or residents of Colorado.

(b) Nominations of persons for election to the board of directors may be made at a meeting of shareholders.

(i)  by or at the direction of the board of directors; or

(ii) by any shareholder of the Corporation who is entitled to vote for the election of directors at the meeting and who has complied with the notice procedures set forth in Sections 2.6(c) and 2.6(d).

(c) Nominations by shareholders for consideration at an annual or special meeting of shareholders shall be made pursuant to timely notice in writing to the secretary of the Corporation.

(i) Annual Meeting. To be timely, a shareholder's notice of one or more nominations to be made at an annual meeting of shareholders must be delivered to the secretary of the Corporation or mailed to and received at the principal executive office of the Corporation, not less than ninety (90) days before the first anniversary of the date of the preceding year's annual meeting of shareholders. If, however, the date of the annual meeting of shareholders is more than thirty (30) days before or after such anniversary date, notice by a shareholder to the Corporation shall be timely if so delivered or so mailed and received not less than ninety (90) days before such annual meeting or within ten
(10) days after the first public announcement of the date of such annual meeting, if the first public announcement is given less than one hundred (100) days before such meeting;

(ii) Special Meeting. To be timely, a shareholder's notice of one or more nominations to be made at a special meeting of shareholders must be delivered to the Secretary of the

Corporation, or mailed to and received at the principal executive office of the Corporation, not less than ninety (90) days before such special meeting or, within ten (10) days after the first public announcement of the date of such special meeting, if the first public announcement is given less than one hundred
(100) days before such meeting. Except to the extent otherwise required by law, the adjournment of an annual or special meeting of shareholders shall not commence a new time period for the giving of a shareholder's notice as described above.

(d) A shareholder's notice to the Corporation of nominations for a director or directors to be elected at an annual or special meeting of shareholders shall set forth (x) as to each person whom the shareholder proposes to nominate for election or re-election as a director:

(i) such person's name, age, business address, residence address, and principal occupation or employment;

(ii) all other information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or that is otherwise required, pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended; and

(iii) such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected;

and (y) as to the shareholder giving the notice:

(i) the name and address, as they appear on the Corporation's books, of such shareholder;

(ii) the class or series (if any) and number of shares of the Corporation that are beneficially owned by such shareholder; and

(iii) a representation that the shareholder is a holder of record of shares of the Corporation entitled to vote for the election of directors and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice.

At the request of the board, any person nominated by the board for election as a director shall furnish to the Secretary of the Corporation the information required to be set forth in a shareholder's notice of nomination that pertains to the nominee.

(e) Notwithstanding anything in these Bylaws to the contrary, no person shall be eligible for election as a director of the Corporation unless nominated in accordance with the procedures set forth in this Section 2.6. The person chairing the meeting shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the procedures described in this Section 2.6 and that the defective nomination shall be disregarded.

(f) Notwithstanding the foregoing provisions of this Section 2.6, a shareholder shall also comply with all applicable requirements of Colorado law and the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder with respect to the matters set forth in this Section 2.6.

2.7 Shareholder Proposals. As provided in Sections 2.5(b) and 2.5(c), the secretary is required to give notice to shareholders of certain purposes for which an annual meeting is called and of any purpose for which a special meeting is called. Proposals by shareholders cannot be included in such notices unless such proposals are made in compliance with this Section 2.7.

(a) For such proposals to be properly brought before any meeting by a shareholder, the shareholder must have given timely notice thereof in writing to the secretary of the Corporation.

(i) Annual Meeting. To be timely, a shareholder's notice of any such business to be conducted at an annual meeting must be delivered to the secretary of the Corporation, or mailed to and received at the principal executive office of the Corporation, not less than ninety (90) days before the first anniversary of the date of the preceding year's annual meeting of shareholders. If, however, the date of the annual meeting of shareholders is more than thirty (30) days before or after such anniversary date, notice by a shareholder to the Corporation shall be timely if so delivered or so mailed and received not less than ninety (90) days before such annual meeting or within ten (10) days after the first public announcement of the date of such annual meeting, if the first public announcement is given less than one hundred (100) days before such meeting.

(ii) Special Meeting. To be timely, a shareholder's notice of any such business to be conducted at a special meeting must be delivered to the secretary of the Corporation, or mailed to and received at the principal executive office of the Corporation, not less than ninety (90) days before such special meeting or within ten (10) days after the first public announcement of the date of such special meeting, if the first public announcement is given less than one hundred
(100) days before such meeting. Except to the extent otherwise required by law, the adjournment of a meeting of shareholders shall not commence a new time period for the giving of a shareholder's notice as described above.

(b) A shareholder's notice to the Corporation shall set forth as to each matter the shareholder proposes to bring before the annual or special meeting (i) a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting, (ii) the name and address, as they appear on the Corporation's books, of the shareholder proposing such business,
(iii) the class or series (if any) and number of shares of the Corporation that are beneficially owned by the shareholder, (iv) any material interest of the shareholder in such business, and (v) a representation that the shareholder is a holder of record of shares entitled to vote at the meeting and intends to appear in person or by proxy at the meeting to make the proposal.

(c) Notwithstanding anything in these Bylaws to the contrary, no shareholder proposals shall be considered at any annual or special meeting except in accordance with the procedures set forth in this Section 2.7. The person chairing the meeting shall, if the facts warrant, determine and declare to the meeting that the proposal was not properly brought before the meeting in accordance with the procedures described in this Section 2.7 and shall not be transacted. Nothing in this Section 2.7 shall be deemed to preclude discussion by any shareholder of any business properly brought before the meeting in accordance with these Bylaws.

(d) Notwithstanding the foregoing provisions of this Section 2.7, a shareholder shall also comply with all applicable requirements of Colorado law and the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder with respect to the matters set forth in this Section 2.7.

2.8 Public Announcement. For purposes of Sections 2.6 and 2.7, "public announcement" means disclosure (i) when made in a press release reported by the Dow Jones News Service, Associated Press, or comparable national news service,
(ii) when filed in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14, or 15(d) of the Securities Exchange Act of 1934, as amended, or (iii) when mailed as the notice of the meeting pursuant to Section 2.5.

2.9 Quorum. Shares entitled to vote as a separate voting group may take action on a matter at a meeting only if a quorum of those shares exists with respect to that matter. A majority of the votes entitled to be cast on the matter by the voting group shall constitute a quorum of that voting group for action on the matter. If a quorum does not exist with respect to any voting group, the chief executive officer or any shareholder or proxy that is present at the meeting, whether or not a member of that voting group, may adjourn the meeting to a different date, time, or place, and (subject to the next sentence) notice need not be given of the new date, time, or place if the new date, time, or place is announced at the meeting before adjournment. If a new record date for the adjourned meeting is or must be fixed pursuant to
Section 2.3(c), notice of the adjourned meeting shall be given pursuant to
Section 2.5 to persons who are shareholders as of the new record date. At any adjourned meeting at which a quorum exists, any matter may be acted upon that could have been acted upon at the meeting originally called; provided, however, that if new notice is given of the adjourned meeting, then such notice shall state the purpose or purposes of the adjourned meeting sufficiently to permit action on such matters. Once a share is represented for any purpose at a meeting, including the purpose of determining that a quorum exists, it is deemed present for quorum purposes for the remainder of the meeting and for any adjournment of that meeting unless a new record date is or shall be set for that adjourned meeting.

2.10 Voting Entitlement of Shares. Except as stated in the articles of incorporation, each outstanding share, regardless of class, is entitled to one vote, and each fractional share is entitled to a corresponding fractional vote, on each matter voted on at a shareholders meeting.

2.11  Proxies; Acceptance of Votes and Consents.

(a)   A shareholder may vote either in person or by proxy.

(b) An appointment of a proxy is not effective against the Corporation until the appointment is received by the Corporation. An appointment is valid for six months unless a different period is expressly provided in the appointment form.

(c) The Corporation may accept or reject any appointment of a proxy, revocation of appointment of a proxy, vote, consent, waiver, or other writing purportedly signed by or for a shareholder, if such acceptance or rejection is in accordance with the provisions of Sections 7-107-203 and 7-107-205 of the Colorado Business Corporation Act.

2.12  Waiver of Notice.

(a) A shareholder may waive any notice required by the Colorado Business Corporation Act, the articles of incorporation or these Bylaws, whether before or after the date or time stated in the notice as the date or time when any action will occur or has occurred. The waiver shall be in writing, be signed by the shareholder entitled to the notice, and be delivered to the Corporation for inclusion in the minutes or filing with the corporate records, but such delivery and filing shall not be conditions of the effectiveness of the waiver.

(b) A shareholder's attendance at a meeting waives objection to lack of notice or defective notice of the meeting, unless the shareholder at the beginning of the meeting objects to holding the meeting or transacting business at the meeting because of lack of notice or defective notice, and waives objection to consideration of a particular matter at the meeting that is not within the purpose or purposes described in the meeting notice, unless the shareholder objects to considering the matter when it is presented.

2.13 Meetings by Telecommunications. An annual or special shareholders meeting may be conducted, wholly or in part, through the use of audio, video, or internet teleconference or any means of communication by which all persons participating in the meeting may hear each other during the meeting. A shareholder participating in a meeting by this means is deemed to be present in person at the meeting.

Article 3
Directors

3.1 Authority of the board of directors. The corporate powers shall be exercised by or under the authority of, and the business and affairs of the Corporation shall be managed under the direction of, a board of directors.

3.2 Number. The board of directors shall consist of not more than nine (9) members, none of whom need be shareholders. The exact number of directors within the maximum limitation of nine (9) shall be established by the board of directors from time to time; however, no decrease in the number of directors shall change the term of any director.

3.3 Qualification. Directors shall be natural persons at least eighteen years old but need not be residents of the State of Colorado or shareholders of the Corporation.

3.4 Election. The board of directors shall be elected at the annual meeting of the shareholders or at a special meeting called for that purpose.

3.5 Term. The board of directors shall be divided into three classes, as nearly equal in number of directors as possible, as determined by the board of directors. Each class of directors shall be elected for a term expiring at the annual meeting of the shareholders held in the third year thereafter. Each director shall continue in office until the annual meeting of shareholders in the year in which the director's term expires, and thereafter until the director's successor is duly elected and qualified, unless a prior vacancy shall occur by reason of the director's death, resignation, or removal from office.

3.6 Resignation. A director may resign at any time by giving written notice of his or her resignation to any other director or (if the director is not also the secretary) to the secretary. The resignation shall be effective when it is received by the other director or secretary, as the case may be, unless the notice of resignation specifies a later effective date. Acceptance of such resignation shall not be necessary to make it effective unless the notice so provides.

3.7 Removal. Any director may be removed by the shareholders, with or without cause, at a meeting called for that purpose. The notice of the meeting shall state that the purpose or one of the purposes of the meeting is removal of the director. A director may be removed only if the number of votes cast in favor of removal equals or exceeds two-thirds of the shares entitled to voted for the election of directors.

3.8  Vacancies.

(a) If a vacancy occurs on the board of directors, including a vacancy resulting from an increase in the number of directors:

(i)  The board of directors may fill the vacancy;

(ii) If the directors remaining in office constitute fewer than a quorum of the board, they may fill the vacancy by the affirmative vote of a majority of all the directors remaining in office; or

(iii) The shareholders may fill the vacancy at the next annual meeting or at a special meeting called for that purpose.

(b) Notwithstanding Section 3.8(a), if the vacant office was held by a director elected by a voting group of shareholders, then, if one or more of the remaining directors were elected by the same voting group, only such directors are entitled to vote to fill the vacancy if it is filled by directors, and they may do so by the affirmative vote of a majority of such directors remaining in office; and only the holders of shares of that voting group are entitled to vote to fill the vacancy if it is filled by the shareholders.

(c) A vacancy that will occur at a specific later date, by reason of a resignation that will become effective at a later date under Section 3.6or otherwise, may be filled before the vacancy occurs, but the new director may not take office until the vacancy occurs.

3.9 Meetings. The board of directors may hold regular or special meetings in or out of Colorado. The annual regular meeting of the board of directors shall be held immediately following the annual shareholders meeting without notice of the date, time, place, or purpose of the meeting. The board of directors may, by resolution, establish other dates, times and places for additional regular meetings, which may thereafter be held without further notice. Special meetings may be called by the chief executive officer or by any two directors and shall be held by audio or video teleconference or at the principal office of the Corporation unless another place is consented to by every director. At any time when the board consists of a single director, that director may act at any time, date, or place without notice.

3.10 Notice of Special Meeting. Notice of a special meeting shall be given to every director at least twenty-four hours before the time of the meeting, stating the date, time, and place of the meeting. The notice need not describe the purpose of the meeting. Notice may be given orally to the director personally, or by telephone or other wire or wireless communication. Notice may also be given in writing by telegraph, teletype, electronically transmitted facsimile, electronic mail, United States mail, or private carrier. Notice shall be effective at the earliest of five days after it is deposited in the United States mail, properly addressed to the last address for the director shown on the records of the Corporation, first-class postage prepaid; the date shown on the return receipt if mailed by registered or certified mail, return receipt requested, postage prepaid, in the United States mail and if the return receipt is signed by the director to which the notice is addressed; or when otherwise received.

3.11 Quorum. Except as provided in Section 3.8, a majority of the number of directors fixed in accordance with these Bylaws shall constitute a quorum for the transaction of business at all meetings of the board of directors. The act of a majority of the directors present at any meeting at which a quorum is present shall be the act of the board of directors, except as otherwise specifically required by law.

3.12  Waiver of Notice.

(a) A director may waive any notice of a meeting before or after the time and date of the meeting stated in the notice. Except as provided by Section 3.12(b), the waiver shall be in writing and shall be signed by the director. Such waiver shall be delivered to the secretary for filing with the corporate records, but such delivery and filing shall not be conditions of the effectiveness of the waiver.

(b) A director's attendance at or participation in a meeting waives any required notice to him or her of the meeting unless, at the beginning of the meeting or promptly upon his or her later arrival, the director objects to holding the meeting or transacting business at the meeting because of lack of notice or defective notice and does not thereafter vote for or assent to action taken at the meeting.

3.13 Attendance by Telecommunications. One or more directors may participate in a regular or special meeting of the board of directors by, or the board of directors may conduct the meeting through the use of audio, video, or internet teleconference, or by other method of communication by which all directors participating may hear each other during the meeting. A director participating in a meeting by this means is deemed to be present in person at the meeting.

3.14 Deemed Assent to Action. A director who is present at a meeting of the board of directors when corporate action is taken shall be deemed to have assented to all action taken at the meeting unless:

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(a) The director objects at the beginning of the meeting, or promptly upon his or her arrival, to holding the meeting or transacting business at the meeting and does not thereafter vote for or assent to any action taken at the meeting;

(b) The director contemporaneously requests that his or her dissent or abstention as to any specific action taken be entered in the minutes of the meeting; or

(c) The director causes written notice of his or her dissent or abstention as to any specific action to be received by the presiding officer of the meeting before adjournment of the meeting or by the secretary (or, if the director is the secretary, by another director) promptly after adjournment of the meeting.

The right of dissent or abstention pursuant to this Section 3.14 as to a specific action is not available to a director who votes in favor of the action taken.

3.15 Action by Directors Without A Meeting. Any action required or permitted by law to be taken at a board of directors' meeting may be taken without a meeting if all members of the board consent to such action in writing. Action shall be deemed to have been so taken by the board at the time the last director signs a writing describing the action taken, unless, before such time, any director has revoked his or her consent by a writing signed by the director and received by the secretary or any other person authorized by the Bylaws or the board of directors to receive such a revocation. Such action shall be effective at the time and date it is so taken unless the directors establish a different effective time or date. Such action has the same effect as action taken at a meeting of directors and may be described as such in any document.

Article 4
Committees of the board of directors

4.1 Committees of the board of directors.

(a) Subject to the provisions of Section 7-108-206 of the Colorado Business Corporation Act, the board of directors may create one or more committees and appoint one or more members of the board of directors to serve on them. The creation of a committee and appointment of members to it shall require the approval of a majority of

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all the directors in office when the action is taken, whether or not those directors constitute a quorum of the board.

(b) The provisions of these Bylaws governing meetings, action without meeting, notice, waiver of notice, and quorum and voting requirements of the board of directors apply to committees and their members as well.

(c) To the extent specified by resolution adopted from time to time by a majority of all the directors in office when the resolution is adopted, whether or not those directors constitute a quorum of the board, each committee shall exercise the authority of the board of directors with respect to the corporate powers and the management of the business and affairs of the Corporation, except that a committee shall not:

(i) Authorize distributions;

(ii) Approve or propose to shareholders action that the Colorado Business Corporation Act requires to be approved by shareholders;

(iii) Fill vacancies on the board of directors or on any of its committees;

(iv) Amend the articles of incorporation pursuant to Section 7-110-102 of the Colorado Business Corporation Act;

(v) Adopt, amend, or repeal bylaws;

(vi) Approve a plan of merger not requiring shareholder approval;

(vii) Authorize or approve reacquisition of shares, except according to a formula or method prescribed by the board of directors; or

(viii) Authorize or approve the issuance or sale of shares, or a contract for the sale of shares, or determine the designation and relative rights, preferences, and limitations of a class or series of shares, except that the board of directors may authorize a committee or an officer to do so within limits specifically prescribed by the board of directors.

(d) The creation of, delegation of authority to, or action by, a committee does not alone constitute compliance by a director with applicable standards of conduct.

Article 5
Officers

5.1 General. The Corporation shall have as officers a chief executive officer, chief financial officer, a secretary, and a treasurer, who shall be appointed by the board of directors. The board of directors may appoint as additional officers the chairman of the board, a president, one or more vice

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presidents, one or more managing directors, and other officers as the board deems appropriate. The board of directors, the chief executive officer, and such other subordinate officers as the board of directors may authorize from time to time, acting singly, may appoint as additional officers one or more assistant secretaries, assistant treasurers, and such other subordinate officers as the board of directors, the chief executive officer, or such other appointing officers deem necessary or appropriate. The officers of the Corporation shall hold their offices for such terms and shall exercise such authority and perform such duties as shall be determined from time to time by these Bylaws, the board of directors, or (with respect to officers who are appointed by the chief executive officer or other appointing officers) the persons appointing them; provided, however, that the board of directors may change the term of office and the authority of any officer appointed by the chief executive officer or other appointing officers. Any two or more offices may be held by the same person. The officers of the Corporation shall be natural persons at least eighteen years old.

5.2 Term. Each officer shall hold office from the time of appointment until the time of removal or resignation pursuant to Section 5.3 or until the officer's death.

5.3 Removal and Resignation. Any officer appointed by the board of directors may be removed at any time by the board of directors. Any officer appointed by the chief executive officer or other appointing officer may be removed at any time by the board of directors or by the person appointing the officer. Any officer may resign at any time by giving written notice of resignation to any director (or to any director other than the resigning officer if the officer is also a director), to the chief executive officer, to the secretary, or to the officer who appointed the officer. Acceptance of such resignation shall not be necessary to make it effective, unless the notice so provides.

5.4 Chief Executive Officer; President. The chief executive officer shall preside at all meetings of shareholders. In the event of the absence or disability of the chief executive officer, the chairman of the board, or in his absence or disability, the president shall preside. The chief executive

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


officer shall also preside at all meetings of the board of directors unless the board of directors has appointed a chairman, vice chairman, or other officer of the board and has authorized such person to preside at meetings of the board of directors instead of the chief executive officer. Subject to the direction and control of the board of directors, the chief executive officer of the Corporation shall have general and active management of the business of the Corporation and shall see that all orders and resolutions of the board of directors are carried into effect. The chief executive officer may negotiate, enter into, and execute contracts, deeds, and other instruments on behalf of the Corporation as are necessary and appropriate to the conduct of the business and affairs of the Corporation or as are approved by the board of directors. The chief executive officer shall have such additional authority and duties as are appropriate and customary for the office of chief executive officer, including the authority to hire and discharge employees, except as the same may be expanded or limited by the board of directors from time to time. If a president is elected, the board of directors shall identify those duties, if any, of the chief executive officer which shall be performed by the president. The president shall be junior in seniority to the chairman and chief executive officer, but senior to all other officers.

5.5 Vice president. The vice president, if any, or if there are more than one (including vice presidents of designated rank such as executive vice president or senior vice president), the vice presidents in the order of seniority determined by the board of directors or the chief executive officer (or, if no such determination is made, in the order of their appointment), shall be the officer or officers next in seniority after the president. Each vice president shall have such authority and duties as are prescribed by the board of directors. Upon the death, absence, or disability of the chief executive officer and the president, the vice president, if any, or, if there are more than one, the vice presidents in their order of seniority or appointment as provided in the first sentence of this Section 5.5, shall have the authority and duties of the chief executive officer.

5.6 Secretary. The secretary shall be responsible for the preparation and maintenance of minutes of the meetings of the board of directors and of

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

the shareholders and of the other records and information required to be kept by the Corporation under Section 7-116-101 of the Colorado Business Corporation Act and for authenticating records of the Corporation. The secretary shall also give, or cause to be given, notice of all meetings of the shareholders and special meetings of the board of directors, keep the minutes of such meetings, have charge of the corporate seal and have authority to affix the corporate seal to any instrument requiring it (and, when so affixed, it may be attested by the secretary's signature), be responsible for the maintenance of all other corporate records and files and for the preparation and filing of reports to governmental agencies (other than tax returns), and have such other authority and duties as are appropriate and customary for the office of the secretary, except as the same may be expanded or limited by the board of directors from time to time.

5.7 Assistant Secretary. The assistant secretary, if any, or, if there are more than one, the assistant secretaries in the order determined by the board of directors or the secretary (or, if no such determination is made, in the order of their appointment) shall, under supervision of the secretary, perform such duties and have such authority as may be prescribed from time to time by the board of directors or the secretary. Upon the death, absence or disability of the secretary, the assistant secretary, if any, or, if there are more than one, the assistant secretaries in the order designated by the board of directors or the secretary (or, if no such determination is made, in the order of their appointment), shall have the authority and duties of the secretary.

5.8 Treasurer. The treasurer shall have control of the funds and the care and custody of all stocks, bonds, and other securities owned by the Corporation, and shall be responsible for the preparation and filing of tax returns. The treasurer shall receive all moneys paid to the Corporation and, subject to any limits imposed by the board of directors, shall have authority to give receipts and vouchers, to sign and endorse checks and warrants in the Corporation's name and on the Corporation's behalf, and give full discharge for the same. The treasurer shall also have charge of disbursement of funds of the Corporation, shall keep full and accurate

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

records of the receipts and disbursements, and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as shall be designated by the board of directors. The treasurer shall have such additional authority and duties as are appropriate and customary for the office of treasurer, except as the same may be expanded or limited by the board of directors from time to time.

5.9 Assistant Treasurer. The assistant treasurer, if any, or, if there are more than one, the assistant treasurers in the order determined by the board of directors or the treasurer (or, if no such determination is made, in the order of their appointment) shall, under the supervision of the treasurer, have such authority and duties as may be prescribed from time to time by the board of directors or the treasurer. Upon the death, absence or disability of the treasurer, the assistant treasurer, if any, or, if there are more than one, the assistant treasurers in the order determined by the board of directors or the treasurer (or, if no such determination is made, in the order of their appointment), shall have the authority and duties of the treasurer.

5.10 Compensation. Officers shall receive such compensation for their services as may be authorized or ratified by the board of directors. Election or appointment of an officer shall not of itself create a contractual right to compensation for services performed as such officer.

Article 6
Indemnification

6.1  Definitions.  As used in this article:

(a) "Corporation" includes the Corporation as well as any domestic or foreign entity that is a predecessor of the Corporation by reason of a merger or other transaction in which the predecessor's existence ceased upon consummation of the transaction.

(b) "Director" means an individual who is or was a director of the Corporation or an individual who, while a director of the Corporation, is or was serving at the Corporation's request as a director, officer, partner, trustee, employee, fiduciary, or agent of another domestic or foreign corporation or other person or of an employee benefit plan. A director is considered to be serving an employee benefit plan at the Corporation's request if his or her duties to the Corporation also impose duties on, or otherwise involve services by, the director to the plan or to participants in or beneficiaries of the plan.

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"Director" includes, unless the context requires otherwise, the estate or personal representative of a director.

(c)  "Expenses" all costs of defense, including counsel fees.

(d) "Liability" means the obligation incurred with respect to a proceeding to pay a judgment, settlement, penalty, fine, including an excise tax assessed with respect to an employee benefit plan, or reasonable expenses.

(e) "Official capacity" means, when used with respect to a director, the office of director in the Corporation and, when used with respect to a person other than a director as contemplated in Section 6.1(b), the office in the Corporation held by the officer or the employment, fiduciary, or agency relationship undertaken by the employee, fiduciary, or agent on behalf of the Corporation. "Official capacity" does not include service for any other domestic or foreign corporation or other person or employee benefit plan.

(f) "Party" includes a person who was, is, or is threatened to be made a named defendant or respondent in a proceeding.

(g) "Proceeding" means any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative and whether formal or informal.

6.2  Authority to Indemnify Directors.

(a) Except as provided in Section 6.2(d), the Corporation may indemnify a person made a party to a proceeding because the person is or was a director against liability incurred in the proceeding if:

(i)  The person conducted himself or herself in good faith; and

(ii) The person reasonably believed:

(A) In the case of conduct in an official capacity with the Corporation, that his or her conduct was in the Corporation's best interests; and

(B) In all other cases, that his or her conduct was at least not opposed to the Corporation's best interests; and

(iii) In the case of any criminal proceeding, the person had no reasonable cause to believe his or her conduct was unlawful.

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(b) A director's conduct with respect to an employee benefit plan for a purpose the director reasonably believed to be in the interests of the participants in or beneficiaries of the plan is conduct that satisfies the requirement of
Section 6.2(a)(ii)(B). A director's conduct with respect to an employee benefit plan for a purpose that the director did not reasonably believe to be in the interests of the participants in or beneficiaries of the plan shall be deemed not to satisfy the requirements of Section 6.2(a)(i).

(c) The termination of a proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent is not, of itself, determinative that the director did not meet the standard of conduct described in this Section 6.2.

(d) The Corporation may not indemnify a director under this Section 6.2:

(i) In connection with a proceeding by or in the right of the Corporation in which the director was adjudged liable to the Corporation; or

(ii) In connection with any other proceeding charging that the director derived an improper personal benefit, whether or not involving action in an official capacity, in which proceeding the director was adjudged liable on the basis that he or she derived an improper personal benefit.

(e) Indemnification permitted under this Section 6.2in connection with a proceeding by or in the right of the Corporation is limited to reasonable expenses incurred in connection with the proceeding.

6.3 Mandatory Indemnification of Directors. The Corporation shall indemnify a person who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which the person was a party because the person is or was a director, against reasonable expenses incurred by him or her in connection with the proceeding.

6.4 Advance of Expenses to Directors.

(a) The Corporation may pay for or reimburse the reasonable expenses incurred by a director who is a party to a proceeding in advance of final disposition of the proceeding if:

(i) The director furnishes to the Corporation a written affirmation of the director's good faith belief that he or she has met the standard of conduct described in Section 6.2;

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(ii) The director furnishes to the Corporation a written undertaking, executed personally or on the director's behalf, to repay the advance if it is ultimately determined that he or she did not meet the standard of conduct; and

(iii) A determination is made that the facts then known to those making the determination would not preclude indemnification under this article.

(b) The undertaking required by Section 6.4(a)(ii) shall be an unlimited general obligation of the director but need not be secured and may be accepted without reference to financial ability to make repayment.

(c) Determinations and authorizations of payments under this Section 6.4 shall be made in the manner specified in Section 6.6.

6.5 Court-Ordered Indemnification of Directors. A director who is or was a party to a proceeding may apply for indemnification to the court conducting the proceeding or to another court of competent jurisdiction. On receipt of an application, the court, after giving any notice the court considers necessary, may order indemnification in the following manner:

(a) If it determines that the director is entitled to mandatory indemnification for expenses under Section 6.3, the court shall order indemnification, in which case the court shall also order the Corporation to pay the director's reasonable expenses incurred to obtain court-ordered indemnification.

(b) If it determines that the director is fairly and reasonably entitled to indemnification for a liability in view of all the relevant circumstances, whether or not the director met the standard of conduct set forth in Section 6.2(a) or 6.2(b) or was adjudged liable in the circumstances described in
Section 6.2(d), the court may order such indemnification as the court deems proper; except that the indemnification with respect to any proceeding in which liability shall have been adjudged in the circumstances described in Section 6.2(d) is limited to reasonable expenses incurred in connection with the proceeding and reasonable expenses incurred to obtain court-ordered indemnification.

6.6 Determination and Authorization of Indemnification of Directors.

(a) The Corporation may not indemnify a director under Section 6.2 unless authorized in the specific case after a determination has been made that indemnification of the director is permissible in the circumstances because the director has met the standard of conduct set forth in Section 6.2. The Corporation shall not advance expenses to a

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director under Section 6.4 unless authorized in the specific case after the written affirmation and undertaking required by Section 6.4 are received and the determination required by Section 6.4 has been made.

(b) The determinations required by Section 6.6(a) shall be made:

(i) By the board of directors by a majority vote of those present at a meeting at which a quorum is present, and only those directors not parties to the proceeding shall be counted in satisfying the quorum; or

(ii) If a quorum cannot be obtained, by a majority vote of a committee of the board of directors designated by the board of directors, which committee shall consist of two or more directors not parties to the proceeding, except that directors who are parties to the proceeding may participate in the designation of directors for the committee.

(c) If a quorum of the board of directors cannot be obtained as contemplated in
Section 6.6(b)(i) and a committee cannot be established under Section 6.6(b)(ii), or, even if a quorum is obtained or a committee is designated, if a majority of the directors constituting such quorum or such committee so directs, the determination required to be made by Section 6.6(a) shall be made:

(i) By independent legal counsel selected by a vote of the board of directors or the committee or, if a quorum of the full board cannot be obtained and a committee cannot be established, by independent legal counsel selected by a majority vote of the full board of directors; or

(ii) By the affirmative vote of a majority of shareholders at a duly called annual or special meeting of shareholders at which a quorum is present in person or by proxy.

(d) Authorization of indemnification and advance of expenses shall be made in the same manner as the determination that indemnification or advance of expenses is permissible; except that, if the determination that indemnification or advance of expenses is permissible is made by independent legal counsel, authorization of indemnification and advance of expenses shall be made by the body that selected such counsel.

6.7 Indemnification of Officers, Employees, Fiduciaries, and Agents.

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(a) An officer is entitled to mandatory indemnification under Section 6.3 and is entitled to apply for court-ordered indemnification under Section 6.5, in each case to the same extent as a director;

(b) The Corporation, upon approval by the board of directors or upon the affirmative vote of a majority of shareholders present in person or by proxy at a duly called annual or special meeting of shareholders, may indemnify liabilities incurred by and advance expenses to an officer, employee, fiduciary, or agent of the Corporation to the same extent as to a director; and

(c) Notwithstanding the provisions of Sections 6.7(a) and (b), the Corporation may indemnify liabilities incurred by and advance expenses to an officer, employee, fiduciary, or agent who is not a director to a greater extent than is provided in these Bylaws, if not inconsistent with public policy and if provided for by general or specific action of its board of directors or shareholders or by contract.

6.8 Insurance. The Corporation may purchase and maintain insurance on behalf of a person who is or was a director, officer, employee, fiduciary, or agent of the Corporation, or who, while a director, officer, employee, fiduciary, or agent of the Corporation, is or was serving at the request of the Corporation as a director, officer, partner, trustee, employee, fiduciary, or agent of another domestic or foreign corporation or other person or of an employee benefit plan, against liability asserted against or incurred by the person in that capacity or arising from his or her status as a director, officer, employee, fiduciary, or agent, whether or not the Corporation would have power to indemnify the person against the same liability under Section 6.2 or 6.7. Any such insurance may be procured from any insurance company designated by the board of directors, whether such insurance company is formed under the laws of this state or any other jurisdiction of the United States or elsewhere, including any insurance company in which the Corporation has an equity or any other interest through stock ownership or otherwise.

6.9 Notice to Shareholders of Indemnification of Director. If the Corporation indemnifies or advances expenses to a director under this article in connection with a proceeding by or in the right of the Corporation, the Corporation shall give written notice of the indemnification or advance

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to the shareholders with or before the notice of the next shareholders meeting.
If the next shareholder action is taken without a meeting at the instigation of the board of directors, such notice shall be given to the shareholders at or before the time the first shareholder signs a writing consenting to such action.

Article 7
Shares

7.1 Certificates. Certificates representing shares of the capital stock of the Corporation shall be in such form as is approved by the board of directors and shall be signed by the chairman or vice chairman of the board of directors (if any), the chief executive officer, the president (if any), or any vice president, and by the secretary or an assistant secretary or the treasurer or an assistant treasurer. All certificates shall be consecutively numbered, and the names of the owners, the number of shares, and the date of issue shall be entered on the books of the Corporation. Each certificate representing shares shall state upon its face:

    (a) That the Corporation is organized under the laws of the State of Colorado;

    (b) The name of the person to whom issued;

    (c) The number and class of the shares and the designation of the series, if any, that the certificate represents;

    (d) The par value, if any, of each share represented by the certificate;

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(e) A conspicuous statement, on the front or the back, that the Corporation will furnish to the shareholder, on request in writing and without charge, information concerning the designations, preferences, limitations, and relative rights applicable to each class, the variations in preferences, limitations, and rights determined for each series, and the authority of the board of directors to determine variations for future classes or series; and

(f) Any restrictions imposed by the Corporation upon the transfer of the shares represented by the certificate.

7.2 Facsimile Signatures. Where a certificate is signed:

(a) By a transfer agent other than the Corporation or its employee, or

(b) By a registrar other than the Corporation or its employee,

any or all of the officers' signatures on the certificate required by Section
7.1 may be facsimile. If any officer, transfer agent or registrar who has signed, or whose facsimile signature or signatures have been placed upon any certificate, shall cease to be such officer, transfer agent, or registrar, whether because of death, resignation, or otherwise, before the certificate is issued by the Corporation, it may nevertheless be issued by the Corporation with the same effect as if he or she were such officer, transfer agent or registrar at the date of issue.

7.3 Transfers of Shares. Transfers of shares shall be made on the books of the Corporation only upon presentation of the certificate or certificates representing such shares properly endorsed by the person or persons appearing upon the face of such certificate to be the owner, or accompanied by a proper transfer or assignment separate from the certificate, except as may otherwise be expressly provided by the statutes of the State of Colorado or by order of a court of competent jurisdiction. The officers or transfer agents of the Corporation may, in their discretion, require a signature guaranty before making any transfer. The Corporation shall be entitled to treat the person in whose name any shares are registered on its books as the owner of those shares for all purposes and shall not be bound to recognize any equitable or other claim or interest in the shares on

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the part of any other person, whether or not the Corporation shall have notice of such claim or interest.

7.4 Shares Held for Account of Another. The board of directors may adopt by resolution a procedure whereby a shareholder of the Corporation may certify in writing to the Corporation that all or a portion of the shares registered in the name of such shareholder are held for the account of a specified person or persons. The resolution shall set forth:

(a) The classification of shareholders who may certify;

(b) The purpose or purposes for which the certification may be made;

(c) The form of certification and information to be contained herein;

(d) If the certification is with respect to a record date or closing of the stock transfer books, the time after the record date or the closing of the stock transfer books within which the certification must be received by the Corporation; and

(e) Such other provisions with respect to the procedure as are deemed necessary or desirable.

Upon receipt by the Corporation of a certification complying with the procedure, the persons specified in the certification shall be deemed, for the purpose or purposes set forth in the certification, to be the holders of record of the number of shares specified in place of the shareholder making the certification.

Article 8
Miscellaneous

8.1 Corporate Seal. The board of directors may adopt a seal, circular in form and bearing the name of the Corporation and the words "SEAL" and "COLORADO," which, when adopted, shall constitute the seal of the Corporation. The seal may be used by causing it or a facsimile of it to be

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impressed, affixed, manually reproduced, or rubber stamped with indelible ink.

8.2 Fiscal Year. The board of directors shall, by resolution, adopt a fiscal year for the Corporation.

8.3 Receipt of Notices by the Corporation. Notices, shareholder writings consenting to action, and other documents or writings shall be deemed to have been received by the Corporation when they are received:

(a) At the registered office of the Corporation in the State of Colorado;

(b) At the principal office of the Corporation (as that office is designated in the most recent document filed by the Corporation with the Secretary of State for the State of Colorado designating a principal office) addressed to the attention of the secretary of the Corporation;

(c) By the secretary of the Corporation wherever the secretary may be found; or

(d) By any other person authorized from time to time by the board of directors, the chief executive officer, or the secretary to receive such writings, wherever such person is found.

8.4 Amendment of Bylaws. These Bylaws may at any time and from time to time be amended, supplemented, or repealed by the board of directors. Action by the shareholders to amend, supplement, or repeal these Bylaws shall conform with provisions of the Colorado Business Corporation Act.

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The board of directors adopted the foregoing as the Amended and Restated Bylaws of ACT Teleconferencing, Inc., effective May 22, 2001.



                                            /s/ Gavin J. Thomson
                                       ------------------------------
                                                 Secretary


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